UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 15, 2007

REGENT COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-15392	31-1492857

(Commission File Number)	(IRS Employer Identification No.)

2000 Fifth Third Center, 511 Walnut Street, Cincinnati, Ohio	45202

(Address of Principal Executive Offices)	(Zip Code)
(513) 651-1190

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events
     On August 15, 2007, Regent Communications, Inc. (the “Company”) filed a lawsuit in the United States District Court for the District of Delaware against Riley Investment Partners Master Fund, L.P. (“RIP”), Riley Investment Management LLC (“RIM” and, together with RIP, “Riley”), and SMH Capital Inc. (“SMH Capital”). The Company’s lawsuit alleges, among other things, that Riley solicited requests from the Company’s shareholders to call a special meeting in violation of Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the “Exchange Act”), and failed to disclose important information required by the federal securities laws to the Company’s shareholders in connection with those solicitations. In addition, the Company’s lawsuit alleges that Riley and SMH Capital are engaged in continuing violations of Section 13(d) of the Exchange Act as a result of (i) in the case of SMH Capital, failing to disclose its significant beneficial ownership interests in the Company’s shares and (ii) in the case of Riley and SMH Capital, failing to disclose the intentions, arrangements and agreements between Riley, SMH Capital and other shareholders with respect to the Company and its shares.
     The Company issued the press release attached hereto as Exhibit 99.1 announcing the Company’s lawsuit and addressing related matters. In connection therewith, William L. Stakelin, the Company’s Chief Executive Officer, also issued the statement attached hereto as Exhibit 99.2.
Item 9.01  Financial Statements and Exhibits
     (d) Exhibits

Exhibit	Description

99.1	Press release dated August 15, 2007 issued by Regent Communications, Inc.
99.2	August 15, 2007 Statement by the Chief Executive Officer of Regent Communications, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Regent Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2007	REGENT COMMUNICATIONS, INC.
	By:	/s/ WILLIAM L. STAKELIN
William L. Stakelin, Chief Executive Officer and President,
Regent Communications, Inc.

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